AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This Amended and Restated Employment Agreement (the "Agreement") dated as of October ___, 1994, between CRUISE AMERICA, INC., a Florida corporation (the "Company"), and [NAME OF EXECUTIVE] (the "Executive").

                             PRELIMINARY STATEMENTS

          The Executive and the Company are parties to that certain Employment Agreement dated May 1, 1989 (the "Employment Agreement").

          The Executive and the Company desire to amend and restate the Employment Agreement as hereinafter set forth.

          NOW THEREFORE, in consideration of the premises, the parties agree that the Employment Agreement shall be amended and restated in its entirety as follows:

     a. Employment. The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth in this Agreement.

     b. Term of Agreement. Subject to the terms and conditions hereof, the term of the Executive's employment pursuant to this Agreement (the "Term") shall commence on the date of hereof and shall continue in effect through April 30, 1997; provided, however, that on April 30, 1995 and on the 30th day of each April thereafter, the Term automatically shall be extended for an additional one-year period unless, at least ninety (90) days prior to such date, either party shall have given written notice to the other stating that the Term shall not be so extended; provided, further, that notwithstanding the foregoing, if a Change in Control of the Company (as defined in Section 11 hereof) shall have occurred prior to the end of the Term as it may be so extended, the Term shall continue in effect for a period of three years beyond the month in which such Change of Control of the Company occurred.

     c. Position and Duties. The Executive shall serve as [TITLE OF EXECUTIVE] of the Company and shall have supervision and control over, and responsibility for, [SPECIFY DUTIES], and shall have such other powers and duties as may from time to time be delegated to him by the Board, provided that such duties are consistent with his present duties and with the Executive's position. The Executive shall report to [the Board/the Chief Executive Officer]. The Executive shall devote substantially all of his working time and efforts during normal business hours to the business and affairs of the Company in substantially the same manner (both as to working time and effort) as the Executive has devoted to the Company in the past.

     d. Place of Performance. In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices located in Mesa, Arizona and shall not be required to be absent therefrom on travel status or otherwise more than 45 days in any calendar year.



     e.   Compensation and Related Matters.

          i. Base Salary. The Executive shall receive a base salary, payable in substantially equal bi-weekly installments, at the annual rate of at least $[000,000] during each calendar year during the Term, or such greater amount as shall be determined by the Compensation Committee ("Compensation Committee") of the Board of Directors of the Company (the "Board"), or the entire Board, in its sole discretion (the "Base Salary"). Any increase in the Base Salary or other compensation granted by the Compensation Committee or the Board shall in no way limit or reduce any other obligation of the Company under this Agreement and, once established at an increased specified rate, the Base Salary shall not thereafter be reduced.

          ii. Bonuses. In addition to the Base Salary, the Executive shall be entitled to receive from time to time such annual cash bonus payments as the Compensation Committee may determine in its discretion.

          iii. Expenses. During the Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in accordance with the policies and procedures of the Company and its subsidiaries for the reimbursement of business expenses incurred by its senior executive officers, provided that the Executive properly accounts therefor in accordance with Company policy.

          iv. Other Benefits. The Company shall not make any changes in any employee benefit plans or arrangements in effect on the date of this Agreement in which the Executive participates, (including without limitation, to the extent in effect, each pension and retirement plan, supplemental pension and retirement plan, savings and profit sharing plan, life insurance policies, officers and directors policies, stock option plan, life insurance plan, medical and health insurance plan, disability plan, dental plan, health-and-accident plan or, similar plans or arrangements) which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to an amendment applicable to all senior executives and/or employees of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other senior executives and/or employees of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary or any other obligation payable to the Executive pursuant to this Agreement.

          v. Vacation. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than one month in any calendar year (prorated in any calendar year during which the Executive is employed under this Agreement for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

          vi. Perquisites and Fringe Benefits. The Executive shall be entitled to continue to receive all perquisites and fringe benefits provided or available to senior executive officers of the Company in accordance with present practice and as may be changed from time to time with respect to all senior executive officers of the Company.

     f. Offices. The Executive agrees to serve without additional compensation as a director of the Company and any of its subsidiaries and as an officer of any of the Company's present or future subsidiaries; provided, that the Executive shall be indemnified for serving in any and all such capacities on a basis no less favorable than may be from time to time provided to other senior executives of the Company under its Bylaws or any agreements between any other senior executives and the Company, and the Company shall use its best efforts consistent with sound business practices obtain and maintain appropriate coverage under officers and directors policies.

     g. Noncompetition; Unauthorized Disclosure; Injunctive Relief; Other Activities of Executive.

          i.   No Material  Competition.  The  Executive  agrees that at no time during the Term or, for a period of one year immediately following any termination of this Agreement, other than a termination by the Executive for Good Reason (as hereinafter defined) or a termination by the Company without Cause (as hereinafter defined), will he, for himself or on behalf of any other person, persons, firm, partnership, corporation or company, engage, directly or indirectly, in any business if, within 30 days of the Executive advising the Company in writing of his proposed business activity, the Board determines in good faith that such proposed business activity is directly competitive with a material part of the business of the Company and its subsidiaries (in the aggregate) and such competitive business activity is likely to materially affect in an adverse manner the consolidated sales, profits or financial condition of the Company.

          ii. Unauthorized Disclosure. During the period of his employment under this Agreement, the Executive shall not, without the written consent of the Board or a person authorized thereby, disclose to any person, other than an employee of the Company (or its subsidiaries) or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company, any material confidential information obtained by him while in the employ of the Company with respect to any of the Company's customers, suppliers, creditors, lenders, investment bankers, methods of distribution or methods of marketing, the disclosure of which he knows will be materially damaging to the Company; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. For the period ending one year following any termination of this Agreement, other than a termination by the Executive for Good Reason or a termination by the Company without Cause, the Executive shall not disclose any confidential information of the type described above.

          iii. Injunction. It is recognized and hereby acknowledged by the Company and the Executive that a breach by the Executive of any of the agreements contained in this Section 7 may cause irreparable harm or damage to the Company, or its subsidiaries, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive and the Company agree that the Company and any of its subsidiaries shall be entitled to an injunction issued by any court of competent jurisdiction enjoining and restraining any and all violations of such agreements by the Executive or his associates, affiliates, partners or agents, and that such right to an injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

          iv. Certain Provisions. The limitations of Section 7(a) shall terminate if upon termination of this Agreement for any reason the Company does not fulfill its obligations as required by
               Section 9 hereof; however, such termination shall not affect the rights of the Executive to receive all payments, undiminished in any way, provided by such Section 9. The provisions of Section 7 shall apply during the time the Executive is receiving any payments from the Company as a result of a termination resulting from Disability.

     h. Termination. The Executive's employment under this Agreement may be terminated without any breach of this Agreement only on the following circumstances:

          i. Death. The Executive's employment under this Agreement shall terminate automatically upon his death.

          ii. Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the performance of his duties under this Agreement for six consecutive months during any calendar year, and within 30 days after written notice of termination is given (which notice may only be given after the end of such six-month period), the Executive shall not have returned to the performance of his duties under this Agreement, the Company may terminate the Executive's employment under this Agreement for "Disability."

          iii. Cause. The Company may terminate the Executive's employment under this Agreement for Cause. For purposes of this Agreement, the term "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform his duties under this Agreement (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or from the termination of this Agreement by the Executive for Good Reason), after a demand for substantial performance is delivered to the Executive by the Company specifically identifying the manner in which the Company believes the Executive has not substantially performed his duties, and the Executive shall have failed to resume substantial performance of such duties within fourteen (14) days of receiving such demand, (ii) the willful
               engaging  by  the  Executive  in  criminal   conduct   (including
               embezzlement and criminal fraud) which is demonstrably and materially injurious to the Company, monetarily or otherwise, or
               (iii) the conviction of the Executive of a felony or the conviction of the Executive of a misdemeanor which impairs the Executive's ability substantially to perform his duties with the Company. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding anything herein to the contrary, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the members of the Board then in office (other than the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth in clause (i), (ii) or (iii), above, and specifying the particulars thereon in detail.

          iv. Termination by the Executive. The Executive may terminate his employment under this Agreement (i) for Good Reason, or (ii) if his health should become impaired to any extent that makes the continued performance of his duties under this Agreement hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that at the Company's request and expense the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor.

     For purposes of this Agreement the term "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any one or more of the following: (i) the assignment to the Executive of any duties or reporting obligations other than those contemplated by, or any limitation of the powers of the Executive in any respect not contemplated by, Section 3 hereof, or any other action by the Company which results in a diminution in the nature or status Executive's position, authority, duties or responsibilities; (ii) a reduction by the Company in the Executive's Base Salary as the same shall be increased from time to time; (iii) the Company's requiring the Executive to be based at a location in excess of forty-five miles from the location where he is currently based; (iv) a failure by the Company to comply with its material obligations and agreements contained herein, including but not limited to any failure by the Company to comply with any of the provisions of Section 5 hereof; (v) a failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement, as contemplated in
Section 10(c) hereof; or (vi) any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of subsection 8(e) hereof, and for purposes of this Agreement, no such termination shall be effective.

     The Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness, nor shall the Executive's continued employment constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder. With respect to the matters set forth in clauses (i), (ii) and (iii), above, the Executive must give the Company thirty (30) days prior written notice of his intent to terminate this Agreement as a result of any breach or alleged breach of the applicable provision and the Company shall have the right to cure any such breach or alleged breach within such 30-day period; provided, that no such prior written notice or opportunity to cure shall be required following a Change in Control of the Company.

          v. Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 8(a), above) shall be communicated by written Notice of Termination to the other party hereto given in accordance with Section 13. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive to set forth in any Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

          vi. Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties during such thirty (30) day period),
               (iii) if the Executive's employment is terminated by the Company for Cause, the date specified in the Notice of Termination after the expiration of any cure periods, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given after the expiration of any cure periods; provided, that if within thirty (30) days after any Notice of Termination one party notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date finally determined to be the Date of Termination, either by mutual written agreement of the parties or by a binding and final arbitration award or an adjudication by a court of competent jurisdiction.

     i.   Compensation Upon Termination or During Disability.

          i. Death. If the Executive's employment shall be terminated by reason of his death, the Company shall pay to such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate as a lump sum death benefit, his full Base Salary to the date of his death in addition to any payments the Executive's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan, life insurance policy or other plan, program or policy then maintained or provided by the Company, or any other agreement between the Executive and the Company, and such payments shall, assuming the Company is in compliance with the provisions of this Agreement, fully discharge the Company's obligations hereunder.

          ii. Disability. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full Base Salary until the Executive's employment is terminated pursuant to Section 8(b) hereof, or until the Executive terminates his employment pursuant to Section 8(d)(ii) hereof, whichever first occurs. After termination, the Executive shall be paid in equal monthly installments for one year 50% of his Base Salary at the rate in effect at the time Notice of Termination is given, plus any disability payments otherwise payable by or pursuant to plans provided by the Company.

          iii. Cause; Other than for Good Reason. If the Executive's employment shall be terminated by the Company for Cause, or by the Executive for other than Good Reason, the Company shall pay the Executive his full Base Salary and accrued vacation pay through the Date of Termination at the rate in effect at the time Notice of Termination is given (or on the Date of Termination if no Notice of Termination is required hereunder) plus all other amounts to which the Executive is entitled under any plan, program, policy or practice of the Company or otherwise at the time such payments are due and such payments shall, assuming the Company is in compliance with the provisions of this Agreement, fully discharge the Company's obligations hereunder.

          iv.  Good Reason; Other than Cause or Disability.

               (i) Prior to Change in Control. If, prior to the occurrence of a Change in Control of the Company, the Company shall terminate the Executive's employment other than for Cause or Disability (it being understood that a purported termination for Cause or Disability which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), or the Executive shall terminate his employment for Good Reason, then the Company shall pay the Executive, not later than the fifth day following the Date of Termination, the aggregate of the following amounts:

          (A) his full Base Salary and accrued vacation pay through the Date of Termination at the rate in effect at the time Notice of Termination is given, or the Date of Termination where no Notice of Termination is required hereunder, and any other amounts to which the Executive is entitled under any plan, policy, practice or program of the Company or otherwise at the time such payments are due;

          (B) the product of (x) the Executive's most recent annual bonus, whether payable pursuant to a plan of the Company or otherwise (the "Recent Bonus"), times (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365; and

          (C) in lieu of any further salary or bonus payments to the Executive for periods subsequent to the Date of Termination, and as a severance benefit to the Executive, a lump sum amount equal to the product of (x) the sum of (1) the Executive's annual Base Salary in effect immediately prior to the occurrence of the circumstances giving rise to such termination, plus (2) an amount equal to the Recent Bonus, times (y) a fraction, the numerator of which is the number of days remaining until the end of the Term as of the Date of Termination and the denominator of which is 365.

               (ii) Following Change in Control. If, following a Change in Control of the Company, the Company shall terminate the Executive's employment other than for Cause or Disability (it being understood that a purported termination for Cause or Disability which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), or the Executive shall terminate his employment for Good Reason, then the Company shall pay the Executive, not later than the fifth day following the Date of Termination, the aggregate of the following amounts:

          (A) his full Base Salary and accrued vacation pay through the Date of Termination at the rate in effect at the time Notice of Termination is given, or the Date of Termination where no Notice of Termination is required hereunder, and any other amounts which the Executive is entitled under any plan, policy, practice or program of the Company or otherwise at the time such payment is due;

          (B) the product of (x) the Recent Bonus, times (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365;

          (C) in lieu of any further salary or bonus payments to the Executive for periods subsequent to the Date of Termination, and as a severance benefit to the Executive, a lump sum amount equal to three times the Executive's annual Base Salary in effect immediately prior to the occurrence of the circumstances giving rise to such termination or, if greater, at the time of the Change in Control, plus three times the Recent Bonus; and

          (D) the Company will pay the Executive's reasonable costs of using a qualified outplacement service. The Executive must initiate the use of such outplacement counseling within sixty (60) days following Date of Termination. The assumption of these costs by the Corporation also includes incidental expenses which are customarily paid by other employers for a terminated employee occupying a position similar to the Executive's position on Date of Termination.

          v. Maintenance of Benefit. Unless the Executive is terminated for Cause, the Company shall maintain in full force and effect, for the continued benefit of the Executive and/or his family for two
               (2) years after termination for any reason, all employee medical, health and hospitalization plans and programs in which the Executive and/or his family was entitled to participate in immediately prior to the Date of Termination provided that the continued participation of the Executive and/or his family is possible under the general terms and provisions of such plans and programs. In the event that the participation of the Executive and/or his family in any such plan or program is barred, the Company shall arrange to provide the Executive and/or his family with benefits substantially similar to those which the Executive and/or his family would otherwise have been entitled to receive under such plans and programs from which his or their continued participation is barred.

          vi. Full Settlement. The Company's obligation to make the payments provided for herein and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. The Executive shall not be required to mitigate the amount of any payment provided for in Section 9 hereof by seeking other employment or otherwise, nor shall the amount of any payment provided for in
               Section 9 hereof be reduced by any compensation earned by the Executive as the result of employment by another employer or business, by profits earned by the Executive from any source at any time before or after the Date of Termination, or otherwise. The Company agrees to pay, to the fullest extent permitted by law, all legal fees and expenses incurred by the Executive as a result of any contest or dispute (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement, or by the Executive in seeking to obtain or enforce any right or benefit provided by this Agreement (including the amount of any payment pursuant to Section 9 hereof or the validity of any purported termination by the Company hereunder).

          vii. Limitation on Certain Payments. Notwithstanding anything herein to the contrary, in the event that the Executive shall become entitled to payments pursuant to Section 9(d)(ii) hereof ("Change of Control Payments"), if the value of the Change of Control Payments plus any other amount that is paid or distributed or distributable to the Executive would constitute an excess parachute payment under Section 280G of the Code, the amount payable or distributable to or for the benefit of the Executive hereunder shall be reduced to the Alternate Payment. The "Alternate Payment" shall be an amount expressed in present value which maximizes the aggregate present value of the amounts payable or distributable to the Executive hereunder without causing any such amounts to be nondeductible by the Company pursuant to Section 280G of the Code. The value of the Change of Control Payments shall be determined in accordance with temporary or final regulations, if any, promulgated under Section 280G of the Code and based upon the advice of counsel selected by the Company's independent auditors. The value of any noncash benefit or any deferred payment or benefit shall be determined in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     j.   Successors.

          i. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforce able by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amounts would still be payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's personal or legal representatives or, if there be no such persons, the Executive's estate.

          ii. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          iii. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers an assumption and agreement provided for in this Section 10(c) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, or otherwise.

     k. Change in Control of the Company. For purposes of this Agreement, a "Change in Control of the Company" shall mean and be deemed to have occurred if:

      (1) any person, entity or "group", within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than (A) the Company, its subsidiaries or any employee benefit plan established and maintained by the Company or its subsidiaries, or (B) Robert A. Smalley, Randall
          S. Smalley, Robert A. Smalley, Jr., or any affiliate of any of the foregoing individuals, becomes the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

      (2) individuals who, as of the date hereof constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than the election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

     l. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its subsidiaries. Except as herein specifically provided, amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

     m. Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:
                         ----------------------------

                         ----------------------------

    If to the Company:   Cruise America, Inc.
                         11 West Hampton Avenue
                         Mesa, Arizona 85210

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     n.   Miscellaneous.

          i. This Agreement has been approved the Compensation Committee of the Board. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by the Executive and such officer as may be specifically designed by the Board.




          ii. The failure by either party hereto to insist upon compliance with any condition or provision of this Agreement shall not be deemed a waiver of such condition or provision or any other provision hereof.

          iii. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement and this Agreement supersedes any other employment agreement between the Company and the Executive.

          iv. The Company may withhold from any accounts payable under this Agreement all Federal, State or other taxes as legally shall be required.

          v. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida, without reference to principles of conflicts of laws.

          vi. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          vii. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Employment Agreement as of the date and year first above written.


                                            CRUISE AMERICA, INC.


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            Executive


                                            ------------------------------------